                                                                    Exhibit 10.1

                       NITINOL MEDICAL TECHNOLOGIES, INC.

                              CONSULTING AGREEMENT
                              --------------------



     THIS CONSULTING AGREEMENT (the "Agreement"), made as of the 27th day of February, 1998, is entered into by Nitinol Medical Technologies, Inc., a Delaware corporation with its principal place of business at 27 Wormwood Street, Boston, MA 02210 (the "Company"), and Morris Simon, M.D., residing at 8 Otis Place, Boston, MA 02108 (the "Consultant").


                                  INTRODUCTION
                                  ------------

     The Company desires to retain the services of the Consultant and the Consultant desires to perform certain services for the Company. In addition, the Consultant has agreed to assign certain inventions to the Company in consideration of the consultancy established by this Agreement. In consideration of the mutual covenants and promises contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which is acknowledged by both parties, the parties agree as follows:

     1.   Services.
          --------

          1.1  Consulting Services.  The Consultant agrees to perform the
               -------------------
consulting, advisory and related services to and for the Company that are specified on Exhibit A to this Agreement, and such other services as the Company
             ---------
and the Consultant may agree hereafter. During the Consultation Period (as defined below), the Consultant shall serve as Chief Scientific Officer of the Company, reporting to the Chief Executive Officer of the Company. During the Consultation Period, the Consultant shall not engage in any competitive employment, business, or other activity, and he shall not assist any other person or organization that competes, or intends to compete, with the Company. Notwithstanding the foregoing, the Consultant shall not be required to devote more than eight (8) days per month to the performance of services under this Agreement and, in addition, shall be entitled to vacation and sick time consistent with past practice.

          1.2  Other Employment and Policies.  The Company acknowledges that the
               -----------------------------
Consultant is a member of the staff of Beth Israel Deaconess Medical Center ("BIDMC") and a member of the faculty of Harvard University Medical School ("Harvard" and, together with BIDMC, the "Institutions") and is subject to the policies and regulations of the Institutions, including policies and regulations concerning consulting, conflicts of interest, and assignment of inventions and intellectual property (the policies and regulations of the Institutions being referred to herein collectively as the "Policies"). Consultant's obligations under this Agreement shall be subject to his compliance with the Policies and, in the event of a conflict, the Policies shall control. Notwithstanding anything in this Agreement to the contrary, Consultant shall be under no obligation to perform or refrain from any services or other actions under this Agreement if doing so would violate or conflict with any of the Policies. In order to ensure that the services to be performed by the Consultant in accordance with the provisions of this Agreement (other than this Section 1.2) and compliance with the terms of this Agreement, including the provisions of Article 7, are consistent with and in compliance with the Policies, the Consultant shall notify the Institutions of the execution of this Agreement and seek their approval of the terms hereof. The Consultant shall notify the Company promptly upon receipt of notice from the Institutions, or upon his otherwise becoming aware, that the Consultant's performance of services or compliance with the terms of this Agreement would be in conflict with the Policies. The Company shall have the right to terminate the Consultation Period if, as a result of the Policies, the Consultant is not able to comply with any material provision of this Agreement, such termination to be effective thirty (30) days after written notice to the Consultant.

     2.   Term.  This Agreement shall commence on the date hereof and shall
          ----
continue until December 31, 1999, unless sooner terminated in accordance with the provisions of Section 5 (such term, as it may be extended pursuant to Section 4, being referred to as the "Consultation Period").

     3.   Compensation.
          ------------

          3.1  Consulting Fees.  The Company shall pay to the Consultant
               ---------------
consulting fees of $8,333 per month during the Consultation Period, payable in advance on the first day of each month. Payment for any partial month shall be prorated.

          3.2  Royalty on Product Sales.
               ------------------------

               (a) The Company agrees to pay the Consultant a royalty in the amount of (i) one percent (1%) of the Net Sales (as defined below) of Products (as defined below) sold by the Company, its affiliates or licensees (or any of their direct or indirect sublicensees) and (ii) five percent (5%) of License Fees (as defined below). Such royalties shall be paid on a quarterly basis within 60 days after the end of each calendar quarter, and shall be accompanied by a statement setting forth in reasonable detail the calculation thereof. In the case of a Covered Invention made jointly by the Consultant with others, if the Consultant is not a primary inventor of the Covered Invention who made a significant inventive contribution thereto (it being understood that the inclusion of the Consultant as one of several inventors on a patent application shall not be sufficient in and of itself to constitute primary inventorship or to reflect significant inventive contribution), then the royalty payable to the

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Consultant hereunder shall be apportioned based on the number of inventors. For example, if there is one other inventor of a Covered Invention as to which the Consultant was not a primary inventor who made a significant inventive contribution, the Consultant will be entitled to receive one half of the amount of royalties the Consultant otherwise would have received as a result of that Covered Invention. For avoidance of doubt, the parties acknowledge that if a Covered Invention is made jointly by the Consultant with others but the Consultant is a primary inventor of such Covered Invention who made a
           --
significant inventive contribution thereto (it being understood that the inclusion of the Consultant as one of several inventors on a patent application shall not be sufficient in and of itself to constitute primary inventorship or to reflect significant inventive contribution), then the royalty payable to the Consultant hereunder relating to such Covered Invention shall not be apportioned. In the event of the death of the Consultant, royalties shall continue to be payable to the executors or personal representatives of his estate or to such other persons as they may direct.

               (b) As used herein, the following terms shall have the following meanings:

                   (i)  "Product" means any  product, device, composition,
                         -------
method or service whose manufacture, use, provision or sale is covered by a Claim of an Applicable Patent Right.

                   (ii)  "Covered Inventions" has the meaning set forth in
                          ------------------
Section 7.1.

                   (iii) "Applicable Patent Rights" means all United States and
                          ------------------------
foreign patents and/or patent applications or the equivalent thereof that describe or claim a Covered Invention, and all continuations, continuations-in-part, divisionals, reissues, reexaminations or extensions thereof.

                   (iv)  "Claim" means any (A) claim of an issued patent
                          -----
included in the Applicable Patent Rights that has not been declared invalid in the jurisdiction in question by a court of competent jurisdiction in any unappealed and unappealable decision, and (B) claim of a patent application included in the Applicable Patent Rights, provided that such claim of a patent
                                          -------- ----
application shall to constitute a Claim as of the seventh anniversary of the date of filing of such patent application (or, in the case of a divisional or continuation application, the date of filing of the earliest parent application).

                   (v) "Net Sales" means the total amount received by the
                        ---------
Company, its affiliates or licensees (or any of their direct or indirect sublicensees) from the sale of Products to third parties, less only the following amounts (to the extent the total amount received by the Company otherwise reflects such amounts):

(A) refunds for returned Products, (B) freight and insurance costs incurred in shipping Products to customers and billed to such customers, (C) quantity and trade discounts actually allowed and taken, (D) sales, use, value-added and other taxes or government charges that are incurred in connection with the sale, exportation or importation of the Products and are billed to customers (but specifically excluding income taxes), and (E) charge back payments and/or rebates for Products provided to managed health care organizations or federal, state and local governments, including Medicare and Medicaid. With respect to sales of Products by licensees, the definition of "Net Sales" shall be modified to be consistent with the definition of such term in the agreement between the Company and such licensee, such that the basis for payment of royalties from Net Sales by such licensee shall be the same for the Company and the Consultant, provided that the definition of "Net Sales" in such agreement between the Company and such licensee is not materially less favorable to the licensor than the definition contained herein.

                   (vi) "License Fees" means all fees and other payments of any
                         ------------
kind (but excluding royalties or other payments based upon Net Sales) received by the Company as consideration for any license or sublicense of a Covered Invention or Applicable Patent Right, provided that License Fees shall not
                                      -------- ----
include bona fide payments made by a third party to the Company to fund
        ---- ----
research and development or as an equity investment in the Company.

          (c) If the Company wishes to sell or assign (rather than license) any of the Applicable Patent Rights to any third party, then, prior to and as a condition of such sale or assignment, the Company shall obtain the binding written agreement of such third party, in form and substance reasonably satisfactory to Consultant, to assume and perform all of the Company's royalty payment and other obligations under this Section 3.2, Section 3.5 and Section 8 hereof that relate to such Applicable Patent Right or to any Product whose manufacture, use, provision or sale is covered by a Claim of such Applicable Patent Right.

          3.3  Reimbursement of Expenses.  The Company shall reimburse the
               -------------------------
Consultant for all reasonable and necessary expenses incurred or paid by the Consultant in connection with, or related to, the performance of his services under this Agreement. The Consultant shall submit to the Company itemized monthly statements, in a form satisfactory to the Company, of such expenses incurred in the previous month. The Company shall pay to the Consultant amounts shown on each such statement within 30 days after receipt thereof.

          3.4  Benefits.  The Consultant shall not be entitled to any benefits,
               --------
coverages or privileges, including, without limitation, social security, unemployment, medical or pension payments, made available to employees of the Company.

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          3.5  Records; Inspection.  The Company shall keep full and accurate
               -------------------
records containing all information necessary to calculate the royalties and other amounts payable to the Consultant under Section 3.2. Upon at least five days prior written notice to the Company, no more often than once in each calendar year, the Consultant may inspect such records for the purpose of verifying the proper amount of such payments.

     4.   Extension of Consultation Period.  The Consultation Period shall
          --------------------------------
automatically be extended for successive one year renewal periods unless either the Company or the Consultant provides written notice to the other party, at least 60 days prior to the expiration of the initial term or any renewal period, of its or his desire to terminate the Consultation Period effective as of the end of the initial term or the then current renewal period, as applicable. Upon expiration of the Consultation Period, the Company's obligation to pay royalties and other amounts to the Consultant pursuant to Section 3.2 shall remain in full force and effect.

     5.   Termination.
          -----------

          (a) Termination by the Company.  Without prejudice to any right or
              --------------------------
remedy which either party may then have due to any failure of the other party to perform his or its obligations under this Agreement, the Company may terminate the Consultation Period upon 30 days' prior written notice to the Company. In the event of such termination, the Consultant shall be entitled to payment for services performed and expenses paid or incurred prior to the effective date of termination, subject to the requirements regarding reimbursement of expenses set forth in Section 3.3 and, in addition, to continued compensation under Section
3.1 for twelve (12) months after the effective date of termination. In addition, the Company's obligation to pay royalties to the Consultant pursuant to Section 3.2 shall remain in full force and effect. The Company may also terminate the Consultation Period, effective upon giving written notice of termination to the Consultant, if the Consultant materially breaches any provision of Section 7 and if such breach is not cured within 30 days after receipt by the Consultant of written notice thereof from the Company (or, if such breach is not reasonably capable of being cured within that 30-day period, the Consultant fails to commence and diligently pursue reasonable efforts to cure), in which event, if such breach causes the Company substantial harm, the Company's obligation to make payments under Sections 3.1 and 3.2 shall terminate.

          (b) Termination by the Consultant.  Without prejudice to any right or
              -----------------------------
remedy which either party may then have due to any failure of the other party to perform his or its obligations under this Agreement, the Consultant may terminate the Consultation Period upon 30 days' prior written notice to the Company. In the event of such termination, the Consultant shall be entitled to payment for services performed and expenses paid or incurred prior to the effective date of termination, subject to the requirements regarding reimbursement of expenses set forth in Section 3.3.

In addition, the Company's obligation to pay royalties to the Consultant pursuant to Section 3.2 shall remain in full force and effect.

     6.   Cooperation.  The Consultant shall use his reasonable best efforts in
          -----------
the performance of his obligations under this Agreement. The Company shall provide such access to its information and property as may be reasonably required in order to permit the Consultant to perform his obligations hereunder. The Consultant shall cooperate with the Company's personnel, shall not interfere with the conduct of the Company's business and shall observe all rules, regulations and security requirements of the Company concerning the safety of persons and property.

     7.   Inventions and Proprietary Information.
          --------------------------------------

          7.1  Inventions.
               ----------

               (a) Except as otherwise provided in Section 7.1(d) below, all inventions, discoveries, computer programs, data, technology, designs, innovations and improvements (whether or not patentable and whether or not copyrightable) ("Inventions") (i) which are made, conceived, reduced to practice, created, written, designed or developed by the Consultant, solely or jointly with others, in the course of rendering services to the Company within the Consultation Period or while using Company facilities, or (ii) which involve the use of nitinol in medical devices and are made, conceived, reduced to practice, created, written, designed or developed by the Consultant, solely or jointly with others, during the Consultation Period, whether or not in the course of rendering services to the Company or while using Company facilities, or (iii) which are made, conceived, reduced to practice, created, written, designed or developed during the Consultation Period by the Consultant if directly derived from Proprietary Information (as defined below), shall be the sole property of the Company (the Inventions described in this sentence are, subject to Section 7.1(d), referred to herein as "Covered Inventions"). The Consultant hereby assigns to the Company all of his rights to Covered Inventions and any and all related patents, copyrights, trademarks, trade names, and other industrial and intellectual property rights and applications therefor, in the United States and elsewhere. During the Consultation Period and for a period ending ten (10) years after the date of this Agreement, upon request of the Company and at the Company's expense (including, after the Consultation Period, reasonable payment for the Consultant's time), the Consultant shall execute such further assignments, documents and other instruments as may be necessary or desirable to fully and completely assign all of his rights to Covered Inventions to the Company and to assist the Company in applying for, obtaining and enforcing patents or copyrights or other rights in the United States and in any foreign country with respect to any Covered Invention.

               (b) The Consultant shall promptly disclose to the Company all Covered Inventions and will maintain adequate and current written records (in the form of notes, sketches, drawings and as may be specified by the Company) to document the conception and/or first actual reduction to practice of any Covered Invention. Such written records shall be available to and remain the sole property of the Company at all times, and shall be maintained at the facilities of the Company.

               (c) In addition to the foregoing, the Consultant agrees that the Company shall have a right of first negotiation, as described in this subsection, with regard to (i) any Inventions that involve the use of nitinol in medical devices and are made, conceived, or reduced to practice by the Consultant, solely or jointly with others, during the one year period immediately following the end of the Consultation Period, and (ii) any Inventions which are made, conceived, reduced to practice, created, written, designed or developed at any time after the Consultation Period if directly derived from Proprietary Information (as defined below) (the Inventions described in preceding clauses (i) and (ii) are, subject to Section 7.1(d), referred to herein as "Later Inventions"). If the Consultant makes a Later Invention, he shall notify the Company reasonably promptly in writing thereof and, if the Company wishes, shall enter into good faith negotiations in which the Consultant and the Company shall endeavor to reach a mutually acceptable agreement under which the Consultant would grant the Company an exclusive license to his rights in such Later Invention on fair market terms. If the Consultant and the Company have not reached and executed such an agreement within 90 days after the Consultant's notice to the Company of the Later Invention, then the Consultant may license a third party or otherwise exploit such Later Invention as he wishes, provided that the Consultant shall not enter into any license with a third party on terms that, taken as a whole, are more favorable to such third party than the terms, taken as a whole, of any written offer made by the Company to the Consultant in the course of their negotiations in the 90-day period and rejected by the Consultant. Nothing in this subsection
(c) shall be construed as a waiver by the Company of its rights under Section
7.2 with respect to Proprietary Information if such rights are otherwise applicable.

               (d) Notwithstanding anything herein to the contrary, however, neither the Covered Inventions nor the Later Inventions shall include any Invention that Consultant is required to assign to an Institution pursuant to any of the Policies, and the Consultant shall have no obligation to the Company hereunder with respect to any such Invention.

     7.2  Proprietary Information.
          -----------------------

               (a) The Consultant acknowledges that his relationship with the Company is one of high trust and confidence and that in the course of his service to the Company he will have access to and contact with Proprietary Information. The Consultant agrees that he will not, during the Consultation Period or at any time thereafter, disclose to others, or use for his benefit or the benefit of others, any Proprietary Information.

               (b) For purposes of this Agreement, "Proprietary Information" shall mean all confidential information (whether or not patentable and whether or not copyrightable) owned, possessed or used by the Company, including, without limitation, any Covered Invention, formula, vendor information, customer information, apparatus, equipment, trade secret, process, research, report, technical data, know-how, computer program, software, software documentation, hardware design, technology, marketing or business plan, forecast, unpublished financial statement, budget, license, price, cost and employee list that is communicated to, learned of, developed or otherwise acquired by the Consultant in the course of his service as a consultant to the Company, provided that
                                                             -------- ----
"Proprietary Information" shall not include any information that (i) is or becomes known or available to the general public under circumstances involving no breach by the Consultant of the terms of this Section 7.2, (ii) is generally disclosed to third parties by the Company without restriction on such third parties, (iii) is approved for release by written authorization of the Board of Directors or Chief Executive Officer of the Company, (iv) is rightfully furnished to the Consultant by a third party without an obligation of confidentiality, or (v) is required to be disclosed by law, government regulation or court order.

               (c) This Agreement is not intended to inhibit the Consultant from publishing research results or information generated or obtained in the course of the Consultant's activities as a member of faculty or staff of the Institutions. To the extent any such publication contains any Proprietary Information, the Consultant shall furnish the Company a copy of such proposed publication at least thirty (30) days prior to publication thereof, and shall, at the request of the Company (i) delay such publication if and to the extent reasonably necessary to permit the Company to file expeditiously a patent application relating to information disclosed therein, if applicable, and (ii) remove from such publication any Proprietary Information identified specifically by the Company.

               (d) Upon termination of this Agreement or at any other time upon request by the Company, the Consultant shall promptly deliver to the Company all records, files, memoranda, notes, designs, data, reports, price lists, customer lists, drawings, plans, computer programs, software, software documentation, sketches, laboratory and research notebooks and other documents (and all copies or reproductions of such materials) relating to the business of the Company except that the Consultant may retain a copy of such documents concerning the Covered Inventions as may be reasonably necessary to enable the Consultant to enforce his rights under this Agreement.

               (e) The Consultant represents that his retention as a consultant with the Company and his performance under this Agreement does not, and shall not, breach any agreement that obligates him to keep in confidence any trade secrets or confidential or proprietary information of his or of any other party or to refrain from competing, directly or indirectly, with the business of any other party. The

Consultant shall not disclose to the Company any trade secrets or confidential or proprietary information of any other party.

               (f) The Consultant acknowledges that the Company from time to time may have agreements with other persons or with the United States Government, or agencies thereof, that impose obligations or restrictions on the Company regarding inventions made during the course of work under such agreements or regarding the confidential nature of such work. The Consultant agrees, to the extent not inconsistent with the provisions of this Agreement, to be bound by all such obligations and restrictions that are known to him and to take all actions necessary to discharge the obligations of the Company under such agreements.

          7.3  Remedies.  The Consultant acknowledges that a breach of the
               --------
provisions of this Section 7 may result in serious and irreparable injury to the Company for which the Company cannot be adequately compensated by monetary damages alone. The Consultant agrees, therefore, that, in addition to any other remedy it may have, the Company shall be entitled to enforce the specific performance of this Agreement by the Consultant and to seek both temporary and permanent injunctive relief (to the extent permitted by law) without the necessity of proving actual damages.

     8.   Indemnification.  The Company shall indemnify and hold harmless the
          ---------------
Consultant and his executors, administrators, personal representatives, successors and assigns against all liabilities, damages, losses and expenses (including reasonable attorneys' fees) incurred by or imposed upon any of the foregoing persons in connection with any claim, suit, action, demand or judgment (including but not limited to those based on any theory of product liability whether brought in tort, warranty, strict liability or other form) arising out of the design, production, manufacture, marketing, provision, use, sale or other disposition of any product, process or service that uses any Covered Invention or results from any services provided by the Consultant under this Agreement.

     9.   Independent Contractor Status.  The Consultant shall perform all
          -----------------------------
services under this Agreement as an "independent contractor" and not as an employee or agent of the Company. The Consultant is not authorized to assume or create any obligation or responsibility, express or implied, on behalf of, or in the name of, the Company or to bind the Company in any manner.

     10.  Notices.  All notices required or permitted under this Agreement shall
          -------
be in writing and shall be deemed effective upon receipt or, if earlier and if notice is mailed by registered or certified mail, postage prepaid, addressed to the other party at the address shown above, or at such other address or addresses as either party shall designate to the other in accordance with this Section 10, three days after deposit in the mail.

     11.  Pronouns.  Whenever the context may require, any pronouns used in this
          --------
Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns and pronouns shall include the plural, and vice versa.

     12.  Entire Agreement.  This Agreement constitutes the entire agreement
          ----------------
between the parties and supersedes all prior agreements and understandings, whether written or oral, relating to the subject matter of this Agreement.

     13.  Amendment.  This Agreement may be amended or modified only by a
          ---------
written instrument executed by both the Company and the Consultant.

     14.  Governing Law.  This Agreement shall be construed, interpreted and
          -------------
enforced in accordance with the laws of the Commonwealth of Massachusetts.

     15.  Successors and Assigns.  This Agreement shall be binding upon, and
          ----------------------
inure to the benefit of, both parties and their respective executors, administrators, personal representatives, successors and assigns, including any corporation with which, or into which, the Company may be merged or which may succeed to its assets or business, provided, however, that the obligations of the Consultant are personal and shall not be delegated by him.

     16.  Miscellaneous.
          -------------

          16.1 No delay or omission by either party in exercising any right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by either party on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

          16.2 The captions of the sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement.

          16.3 In the event that any provision of this Agreement shall be invalid, illegal or otherwise unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year set forth above.



                              NITINOL MEDICAL TECHNOLOGIES,
                              INC.


                              By:/s/ Thomas M. Tully
                                 _____________________________

                              Title: Chief Executive Officer
                                    __________________________


                              CONSULTANT

                              /s/ Morris Simon
                              ________________________________
                              Morris Simon, M.D.

                                   EXHIBIT A
                                   ---------

                                    Services
                                    --------


1. Development of minimally invasive medical devices, including nitinol-based medical devices, both independently and in collaboration with employees of the Company.

2.   Assistance concerning patent protection for Covered Inventions.

3.   Clinical advice concerning the use of Company products.